Exhibit 3.3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 01/27/1999
991035401 - 2994388

CERTIFICATE OF INCORPORATION

OF

HERITAGE ACQUISITION CORP.

1.  Name. The name of the corporation is Heritage Acquisition Corp. (the “Corporation”).

2.  Registered Office and Registered Agent. The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

3.  Corporate Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Corporation Law”).

4.  Authorized Capital. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $.01 per share (the “Stock”).

The powers, preferences and rights and the qualifications, limitations and restrictions of the Stock are as set forth below:

(a)                                 Dividends. When, as and if dividends are declared on the Stock, whether payable in cash, in property or in securities of the Corporation, the holders of shares of the Stock shall be entitled to share equally, share for share, in such dividends.

(b)                                 Voting Rights. Except as otherwise provided by law and this Certificate of Incorporation, the holders of shares of the Stock shall be entitled to one vote per share on all matters to be voted on by the Stockholders of the Corporation.

(c)                                  No Pre-Emptive Rights. No holder of the Stock shall, except as provided herein, be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

5.  Management of Business. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

5.1. Bylaws. The original Bylaws of the Corporation shall be adopted by the sole incorporator. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

5.2.  Number and Election of Directors. The number of directors from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. The election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

6.  Indemnification by the Corporation: Liability of Directors. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the Corporation Law, and the Corporation shall indemnify all persons whom it is permitted to indemnify to the full extent permitted by Section 145 of the Corporation Law, as amended from time to time. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 6 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

7.  Incorporator. The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address
David J. Hengen	Dechert Price & Rhoads 30 Rockefeller Plaza New York, New York 10112

The undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 27th day of January, 1999.

/s/ David J. Hengen
David J. Hengen

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:50 AM 02/23/2007
FILED 09:40 AM 02/23/2007
SPY 070212848 - 2994388 FILE

CERTIFICATE OF MERGER

MERGING

COWC ACQUISITION CORP.

WITH AND INTO

HERITAGE ACQUISITION CORP.

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: The name and state of incorporation of each of the constituent corporations to the merger (the “Constituent Corporations”) are as follows:

Name	State of Incorporation

COWC Acquisition Corp.	Delaware
Heritage Acquisition Corp.	Delaware

SECOND: That an Agreement and Plan of Merger, dated as of February 23, 2007 (the “Merger Agreement”), by and between COWC Acquisition Corp., a Delaware corporation, and Heritage Acquisition Corp., a Delaware corporation, providing for the merger of COWC Acquisition Corp. with and into Heritage Acquisition Corp., has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation is Heritage Acquisition Corp. (the “Surviving Corporation”).

FOURTH: That the Certificate of Incorporation of Heritage Acquisition Corp. shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: That the Constituent Parties intend that, for U.S. income tax purposes, the transaction contemplated by the Merger Agreement constitutes a reorganization under section 368(a)(1)(A) of the Internal Revenue Code, and the Constituent Parties have adopted the Merger Agreement as a Plan of Reorganization.

SIXTH: That an executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address: Four Gatehall Drive, Suite 110, Parsippany, NJ 07054.

SEVENTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request, and without cost, to any stockholder of the Constituent Corporations.

SEVENTH: That this Certificate of Merger shall be effective as of February 25, 2007 at 12:01 a.m. Eastern Time.

[Signature Page Follows]

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IN WITNESS WHEREOF, Heritage Acquisition Corp. has caused this Certificate of Merger to be executed this 23rd day of February, 2007.

HERITAGE ACQUISITION CORP.

By:	/s/ Robert Cantwell
	Name:	Robert Cantwell
	Title:	Executive Vice President of Finance and Assistant Secretary

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State of Delaware
Secretary of State
Division of Corporations
Delivered 12:46 PM 12/28/2007
FILED 12:21 PM 12/28/2007
SRV 071370718 - 2994388 FILE

CERTIFICATE OF MERGER

OF

MAPLE GROVE FARMS OF VERMONT, INC.,

a Vermont corporation

AND

ORTEGA HOLDINGS INC.,

a Delaware corporation

WITH AND INTO

HERITAGE ACQUISITION CORP.,

a Delaware corporation

*******************

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: The name and state of incorporation of each of the constituent corporations to the merger (the “Constituent Corporations”) are as follows:

Name	State of Incorporation

Maple Grove Farms of Vermont, Inc.	Vermont

Ortega Holdings Inc.	Delaware

Heritage Acquisition Corp.	Delaware

SECOND: That an Agreement and Plan of Merger, dated as of December 26, 2007 (the “Merger Agreement”), by and between Maple Grove Farms of Vermont, Inc., Vermont corporation (“Maple Grove”), Ortega Holdings Inc., a Delaware corporation (“Ortega”) and Heritage Acquisition Corp., a Delaware corporation, providing for the merger of Maple Grove and Ortega with and into Heritage Acquisition Corp., has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Sections 251 and 252 of the General Corporation Law of the State of Delaware and Chapter of 11 of the Business Corporation Act of the State of Vermont, as applicable.

THIRD: That the surviving corporation is Heritage Acquisition Corp., which will continue its existence as the surviving corporation under the name Burnham & Morrill Company (the “Surviving Corporation”).

FOURTH:   That the Certificate of Incorporation of Heritage Acquisition Corp. shall be the Certificate of Incorporation of the Surviving Corporation, except that the Certificate of Incorporation shall be amended by changing Section 1 thereof so that as amended Section 1 shall be and read as follows:

“1.       Name. The name of the corporation is Burnham & Morrill Company (the “Corporation”).”

FIFTH:   That the Constituent Parties intend that, for U.S. income tax purposes, the transaction contemplated by the Merger Agreement constitutes a reorganization under section 368(a)(1)(A) of the Internal Revenue Code, and the Constituent Parties have adopted the Merger Agreement as a Plan of Reorganization.

SIXTH:   That an executed copy of the Merger Agreement is on file at an office of the Surviving Corporation at the following address: Four Gatehall Drive, Suite 110, Parsippany, NJ 07054.

SEVENTH:   That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request, and without cost, to any stockholder of the Constituent Corporations.

EIGHTH:   The authorized capital stock of each Constituent Corporation that is a foreign corporation is as follows:

Name	Authorized Capital Stock

Maple Grove Farms of Vermont, Inc.	5,000 shares of Common Stock

NINTH:   That this Certificate of Merger shall be effective as of December 29, 2007 at 11:59 p.m. Eastern Time.

[Signature Page Follows]

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IN WITNESS WHEREOF, Heritage Acquisition Corp. has caused this Certificate of Merger to be executed this 26th day of December, 2007.

HERITAGE ACQUISITION CORP.

By:	/s/ Robert Cantwell
	Name:	Robert Cantwell
	Title:	Executive Vice President of Finance
and Assistant Secretary

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State of Delaware
Secretary of State
Division of Corporations
Delivered 12:12 PM 12/28/2009
FILED 12:12 PM 12/28/2009
SRV 091139178 - 2994388 FILE

CERTIFICATE OF MERGER

OF

POLANER, INC.,

a Delaware corporation

WITH AND INTO

BURNHAM & MORRILL COMPANY,
a Delaware corporation

*******************

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

FIRST:   The name and state of incorporation of each of the constituent corporations to the merger (the “Constituent Corporations”) are as follows:

Name	State of Incorporation

Polaner, Inc.	Delaware

Burnham & Morrill Company	Delaware

SECOND:   That an Agreement and Plan of Merger, dated as of December 22, 2009 (the “Merger Agreement”), by and between Polaner, Inc., a Delaware corporation and Burnham & Morrill Company, a Delaware corporation, providing for the merger of Polaner, Inc. with and into Burnham & Morrill Company, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD:   That the surviving corporation is Burnham & Morrill Company (the “Surviving Corporation”).

FOURTH:   That the Certificate of Incorporation of Burnham & Morrill Company shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH:   That the Constituent Parties intend that, for U.S. income tax purposes, the transaction contemplated by the Merger Agreement constitutes a reorganization under section 368(a)(1)(A) of the Internal Revenue Code, and the Constituent Parties have adopted the Merger Agreement as a Plan of Reorganization.

SIXTH:   That an executed copy of the Merger Agreement is on file at an office of the Surviving Corporation at the following address: Four Gatehall Drive, Suite 110, Parsippany, NJ 07054.

SEVENTH:   That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request, and without cost, to any stockholder of the Constituent Corporations.

NINTH:   That this Certificate of Merger shall be effective as of December 31, 2009 at 11:59 p.m. Eastern Time.

[Signature Page Follows]

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IN WITNESS WHEREOF, Burnham & Morrill Company has caused this Certificate of Merger to be executed this 22nd day of December, 2009.

BURNHAM & MORRILL COMPANY

By:	/s/ Robert Cantwell
	Name:	Robert Cantwell
	Title:	Executive Vice President of Finance
and Assistant Secretary

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State of Delaware
Secretary of State
Division of Corporations
Delivered 03:03 PM 12/28/2010
FILED 03:03 PM 12/28/2010
SRV 101238938 - 2994388 FILE

CERTIFICATE OF MERGER

OF

BGH HOLDINGS, INC.,
a Delaware corporation

AND

BLOCH & GUGGENHEIMER, INC.,
a Delaware corporation

WITH AND INTO

BURNHAM & MORRILL COMPANY,
a Delaware corporation

*******************

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

FIRST:   The name and state of incorporation of each of the constituent corporations to the merger (the “Constituent Corporations”) are as follows:

Name	State of Incorporation

BGH Holdings, Inc.	Delaware

Bloch & Guggenheimer, Inc.	Delaware

Burnham & Morrill Company	Delaware

SECOND: That an Agreement and Plan of Merger, dated as of December 28, 2010 (the “Merger Agreement”), by and between BGH Holdings, Inc., a Delaware corporation (“BGH”), Bloch & Guggenheimer, Inc., a Delaware corporation (“B&G”) and Burnham & Morrill Company, a Delaware corporation, providing for the merger of BGH and B&G with and into Burnham & Morrill Company, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That the surviving corporation is Burnham & Morrill Company, which will continue its existence as the surviving corporation under the name B&G Foods North America, Inc. (the “Surviving Corporation”).

FOURTH: That the Certificate of Incorporation of Burnham & Morrill Company shall be the Certificate of Incorporation of the Surviving Corporation, except that the Certificate of Incorporation shall be amended by changing Section 1 thereof so that as amended Section 1 shall be and read as follows:

“1.         Name. The name of the corporation is B&G Foods North America, Inc. (the “Corporation”).”

FIFTH: That the Constituent Parties intend that, for U.S. income tax purposes, the transaction contemplated by the Merger Agreement constitutes a reorganization under section 368(a)(1)(A) of the Internal Revenue Code, and the Constituent Parties have adopted the Merger Agreement as a Plan of Reorganization.

SIXTH: That an executed copy of the Merger Agreement is on file at an office of the Surviving Corporation at the following address: Four Gatehall Drive, Suite 110, Parsippany, NJ 07054.

SEVENTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request, and without cost, to any stockholder of the Constituent Corporations.

EIGHTH: That this Certificate of Merger shall be effective as of December 31, 2010 at 11:59 p.m. Eastern Time.

[Signature Page Follows]

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IN WITNESS WHEREOF, Burnham & Morrill Company has caused this Certificate of Merger to be executed this 28th day of December, 2010.

BURNHAM & MORRILL COMPANY

By:	/s/ Scott E. Lerner
	Name:	Scott E. Lerner
	Title:	Executive Vice President,
General Counsel and Secretary

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